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                      SECURITIES AND EXCHANGE COMMISSION

                            WASHINGTON, D.C. 20549

                                   FORM 8-K

                    Pursuant to Section 13 or 15(d) of the
                      Securities and Exchange Act of 1934

     Date of Report (Date of earliest event reported) September 17, 1998

                     BYRON PREISS MULTIMEDIA COMPANY, INC.
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            (Exact name of Registrant as specified in its Charter)

                                   New York
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                (State of other jurisdiction of incorporation)

    1-13084                                                   13-3676574
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commission File No.                                        I.R.S. Employer
                                                           Identification
24 West 25th Street
New York, New York                                                10010
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Address of Principal Executive Offices                         Zip Code

212 989 6252
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Registrant's telephone number
including area code

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ITEM 5.     All Other Events

         On September 14,1998, two of the Directors of the Registrant (the "Company") Matthew Shapiro and Roger Cooper resigned as Directors of the Company. Messrs. Shapiro and Cooper did not have any disagreement with the financial,accounting and/or management policies of the Company.

         Messrs. Shapiro and Cooper provided their resignations from the Board in order to assist the Company in raising interim financing. Additionally, Securities Management, Inc. ("Securities"), a secured lender of the Company, requested that the Board appoint two nominees as Directors of the Company as a condition of Securities not exercising the rights granted to Securities as a part of a secured financing arrangement. Securities nominated Mr. Edward Fitzpartrick and Mr. Mark Palestine to the Board. Mr. Fitzpatrick is an investment banker and a principal shareholder of VenGua Capital Markets ("VenGua"), an investment banking firm located in the United Kingdom,for the past five years. Mr. Palestine is a Financial Consultant and Certified Public Accountant. Mr. Palestine formed his owe audit practice which was sold in 1993. From 1993 to 1995 Mr. Palestine worked for Bruce Butler & Co a CPA firm.

         The Board appointed Messrs Fitzpatrick and Palestine to the Board and they agreed to serve as Directors. Additionally, Mr. Byron Preiss, The Company's Chief Executive Officer and Chairman of the Board, resigned as Chief Executive Officer but will maintain his position as Chairman of the Board of the Company.

         Mr. James R. Dellomo, the Company's Chief Financial Officer and a Director, was appointed acting President and Chief Executive Officer of the Company until such time as the Company obtains interim financing and/or appoints a new Chief Executive Officer

         Annexed hereto and marked Exhibit 1 is a copy of the press release issued by the Company

                                   EXHIBITS

Copy of Press Release dated September 17, 1998

                                  SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

Dated:  September 17, 1998
                                       BYRON PREISS MULTIMEDIA COMPANY, INC.

                                       /s/ JAMES R. DELLOMO
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                                       JAMES R. DELLOMO
                                       President and Chief Financial Officer